EXHIBIT 4.2

                               Warrant B Agreement

         This Warrant B Agreement is made and entered into by and between iBX Group, Inc., a Florida corporation with a class of securities registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Issuer" and the "Exchange Act," respectively) and ______________________________________
(hereinafter referred to as the "Holder").

                                    Preamble:

         WHEREAS, the Holder has entered into a subscription agreement for a limited offering consisting of a sale of a total of 200 "Units," each unit being sold for $1,000 and consisting of 54,687 shares of the Issuer's common stock, 100,000 class A warrants exercisable at $0.10 per share and 100,000 class B warrants exercisable at $0.20 per share; and

         WHEREAS, the Issuer has, pursuant to due corporate action and authority, authorized the issuance of the referenced class B warrants subject to the terms of this Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Holder to the Issuer of TWENTY- FIVE ($25.00) DOLLARS, the covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   Witnesseth:

1.       Grant
         -----

         The Holder is hereby granted the right to purchase, at any time from the effective date of this agreement until 5:00 p. m., Eastern Standard Time, on December 31, 2002, up to an aggregate of 100,000 shares of common stock (the "Common Stock") at the initial exercise price per share of twenty cents ( $0.20), subject to adjustment under certain circumstances as hereinafter set forth.

2.       Warrant Certificates.
         ---------------------

         The warrant certificates (the"Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit B attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3.       Exercise of Warrant.
         --------------------

(a) The Warrants are initially exercisable at the price (subject to adjustment as provided in Section 8 hereof) of $0.20 per share of Common Stock hereof payable by certified or official bank check in New York Clearing House funds, also subject to adjustment as provided in
         Section 8 hereof.

(b) Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased, at the Issuer's principal offices currently located at 350 NW 12th Avenue, Deerfield Beach, Florida 33442 (Attention: Evan Brovenick, President), or at such other address as the Issuer may designate

--------------------------------------------------------------------------------

         This form of instrument is the exclusive property of the Yankee Companies, LLC., a Florida limited liability company, and has been licensed for use by the Parties (as defined herein) solely for use in this transaction. No one is permitted to use this form or any derivations thereof without the prior written permission of the Yankee Companies, LLC., subject to such terms and conditions, including the payment of royalties or other fees, as the Yankee Companies, LLC. may elect to impose on a transaction by transaction basis.

         for such purpose, the registered Holder (which for purposes of this Agreement will refer to both the person identified in the introductory paragraph as the "Holder" and all of the Holder's successors in interest with reference to this Warrant Agreement) shall be entitled to receive a certificate or certificates for the shares of common stock so purchased.

(c) The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants).

(d) Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby.

(e) In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Issuer shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock.

4.       Issuance of Certificates.
         -------------------------

(a) Upon the exercise of the Warrant, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event such issuance shall be made within five (5) business days thereafter) without charge to the Holder thereof including, without limitations any tax which may be payable in respect of the issuance thereof and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Issuer shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

(b) The Warrant Certificates and the certificates representing the shares of Common Stock (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be executed on behalf of the Issuer by the manual or facsimile signature of the then-current Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Issuer under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then-current Secretary or Assistant Secretary of the Issuer. Warrant Certificates shall be dated the date of execution by the Issuer upon initial issuance, division, exchange, substitution or transfer.

5.       Restriction On Transfer of Warrants.
         -----------------------------------

(a) The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section (please check appropriate Section):

         [_] 4(2) of the Securities Act, based on the representations of the Holder that it is not engaged in a distribution of the Issuer's securities, as such concept is defined for purposes of the Securities Act;

         [_] 4(6) of the Securities Act, based on the representations of the Holder that it qualifies as an "accredited investor" as such term is defined in Section 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the "Commission") under authority of the Securities Act and the Exchange Act.


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                   iBX Group, Inc. Warrant B Agreement Page 2

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(b)      Because the Warrants have not been registered under the Securities Act, they may not be sold, transferred, hypothecated or exchanged, except after registration under the Securities Act or pursuant to an exemption from such registration requirements, demonstrated to the satisfaction of the Issuer's legal counsel, based on a legal opinion from legal counsel to the Holder and such other matters as the Issuer's legal counsel may reasonably request.

(c) Because the shares of common stock underlying the Warrants have not been registered under the Securities Act, upon issuance they may not be sold, transferred, hypothecated or exchanged, except after registration under the Securities Act or pursuant to an exemption from such registration requirements, demonstrated to the satisfaction of the Issuer's legal counsel, based on a legal opinion from legal counsel to the Holder and such other matters as the Issuer's legal counsel may reasonably request; certificates for such shares shall be legended to reflect such facts; and the Issuer's transfer agent shall note such fact on the Issuer's transfer records and shall take steps reasonably necessary to promote compliance therewith.

6.       Exercise Price.
         ---------------

         ss.6.1     Initial and Adjusted Exercise Price.
                    ------------------------------------

(a) Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $0.___ per share of Common Stock.

(b) The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         ss.6.2     Exercise Price.
                    ---------------

         The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.       Registration Rights.
         --------------------

         ss.7.1     Absence of Registration Under the Securities Act of 1933.
                    ---------------------------------------------------------

(a) The Warrants and the shares of Common Stock issuable upon exercise of the Warrants and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act for public resale.

(b) Upon exercise, in part or in whole, of the Warrants, certificates representing the shares of Common Stock and any other securities issuable upon exercise of the Warrants (collectively, the "Common Stock underlying the Warrants") shall bear a legend providing substantially as follows: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act') for public resale, and may not be offered or sold except pursuant to
         (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion from the Holder's legal counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available."

         ss.7.2     Registration.
                    -------------

         The Issuer covenants and agrees to prepare and file a registration statement covering the Warrants and all underlying Common Stock within 45 days following the date of this agreement, or as soon thereafter as is reasonably practicable.


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                   iBX Group, Inc. Warrant B Agreement Page 3

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         ss.7.3     Piggyback Registration.
                    -----------------------

(a) If, at any time during the period commencing after the date hereof, the Issuer proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8, S-4 or comparable registration statement [but not Form S-3]) on a form for which the Common Stock underlying the Warrants is legally eligible for inclusion and inclusion is not objected to by an underwriter effecting a public offering of the Issuer's securities in conjunction therewith, the Issuer will give written notice by registered mail, at least thirty
         (30) days prior to the filing of each registration statement, to the Holder and to all other Holders of the Warrants and/or the Common Stock underlying the Warrants of its intention to do so.

(b) If the Holder or other Holders of the Warrants or the Common Stock underlying the Warrants notify the Issuer within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Issuer shall afford the Holder and such Holders of the Warrants or the Common Stock underlying the Warrants the opportunity to have any such Common Stock underlying the Warrants registered under such registration statement.

(c) As an alternative to the foregoing, the Issuer may, in its sole discretion, elect to register the shares of Common Stock underlying the Warrants in the first registration statement under the Securities Act which it files and for which the Common Stock is otherwise eligible for inclusion, whereupon the rights reflected in subsections 7.2(a) and 7.2(b) will be extinguished.

         ss.7.4     Covenants of the Issuer With Respect to Registration.
                    -----------------------------------------------------

         In connection with any registration under Sections 7.2 and 7.3 hereof, the Issuer covenants and agrees as follows:

(a) The Issuer shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish the Holder desiring to sell Common Stock underlying the Warrants such number of prospectuses as shall reasonably be requested.

(b) The Issuer shall pay all costs (excluding any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holders), fees and expenses in connection with all registration statements filed pursuant to Section 7.2 hereof including, without limitation, the Issuer's legal and accounting fees, printing expenses, blue sky fees and expenses.

(c) The Issuer will take all necessary action which may be required in qualifying or registering the Common Stock underlying the Warrants included in a registration statement for offering and sale under the securities or blue sky laws of the state requested by the Holder, provided that all expenses associated therewith must be prepaid by the Holder (or if requested as to any state by more than one Holder, then by the requesting Holders, pro rata)

(d) The Issuer shall indemnify the Holder(s) of the Common Stock underlying the Warrants to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, except for information provided by the Holders or their agents.

(e) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

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                   iBX Group, Inc. Warrant B Agreement Page 4

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(f)      If requested by or on behalf of a Holder but subject to such Holder's payment of the reasonable costs thereof, the Issuer shall furnish to each Holder participating in the registration:

         (1) A signed counterpart, addressed to such Holder of (i) an opinion of counsel to the Issuer, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and
                  (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering; a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Issuer's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, are as customarily covered in opinions of issuer's counsel and in accountants' letters delivered to selling stockholders in underwritten public offering of securities.

         (2) The correspondence and memoranda described below and copies of all correspondence between the Commission and the Issuer, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement, and permit the Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"), such investigation to include access to books, records and properties and the opportunity to discuss the business of the Issuer with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request as it deems necessary to comply with applicable securities laws or NASD rules.

8.       Adjustments to Exercise and Number of Securities.
         -------------------------------------------------

         ss.8.1     Recapitalization.
                    ----------------

         In case the Issuer shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination and the number of shares of Common Stock issuable shall forthwith be proportionately increased in the case of subdivision or decreased in the case of combination

         ss.8.2     Merger or Consolidation.
                    ------------------------

         In case of any consolidation of the Issuer with, or merger of the Issuer with, or merger of the Issuer into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Amended & Restated Warrant Agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Issuer for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Amended & Restated Warrant Agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8.




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                   iBX Group, Inc. Warrant B Agreement Page 5
         ss.8.3     Adjustment in Number of Securities.
                    -----------------------------------

         Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Common Stock underlying the Warrants issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         ss.8.4     Definition of Common Stock.
                    ---------------------------

         For the purpose of this Agreement, the term "Common Stock" shall mean
         (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Issuer as may be amended as of the date hereof, or
         (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Issuer shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

         ss.8.5     No Adjustment of Exercise Price in Certain Cases.
                    -------------------------------------------------

         No adjustment of the Exercise Price shall be made:

(a) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants; or

(b) If the amount of said adjustment shall be less than 2 cents ($.02) per Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents ($.02) per Security.

9.       Exchange and Replacement of Warrant Certificates
         ------------------------------------------------

(a) Each Warrant Certificate is exchangeable without expense upon the surrender thereof by the registered Holder at the principal executive office of the Issuer, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

(b) Upon presentation by the Holder of evidence reasonably satisfactory to the Issuer of loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants if mutilated, the Issuer will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10.      Elimination of Fractional Interests.
         ------------------------------------

         The Issuer shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.



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                   iBX Group, Inc. Warrant B Agreement Page 6

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11.      Reservation and Listing of Securities.
         --------------------------------------

(a) The Issuer shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.

(b) The Issuer covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

(c) As long as the Warrants shall be outstanding, the Issuer shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted and on the Nasdaq Stock Market.

12.      Notice to Warrant Holders.
         --------------------------

(a) Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other manner, or as having any rights whatsoever as a stockholder of the Issuer.

(b) Notwithstanding the forgoing, if at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur, then the Issuer shall give notice of such event at last fifteen
         (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale:

         (1) the Issuer shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Issuer; or

         (2) the Issuer shall offer to all the holders of its Common Stock any additional shares of capital stock of the Issuer or securities convertible into or exchange for shares of capital stock of the Issuer, or any option, right or warrant to subscribe therefor: or

         (3) a dissolution, liquidation or winding up of the Issuer (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

(c) Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

(d) Failure to give such notice or any defect herein shall not affect the validity of any action taken in connection win the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

13.      Notices.
         --------

         All motions, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed registered or certified mail, return receipt requested:


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                   iBX Group, Inc. Warrant B Agreement Page 7

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(a)      If to the Holder, at the last address reflected in the securities registry books of the Issuer, or

(b) If to the Issuer, to the address set forth in Section 3 (b) hereof or to such other address as the Issuer may designate by notice to the Holders.

14.      Supplements and Amendments.
         ---------------------------

(a) Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto.
(b) Any waiver, permit, consent or approval of kind or character on the part of each Company or the Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only in the extent specifically set forth in such writing.

15.      Successors.
         -----------

         All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Issuer, the Holder and their respective successors and assigns hereunder.

16.      Governing Law; Submission to Jurisdiction.
         ------------------------------------------

(a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all the purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

(b) The Issuer and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United Slates of America for the Southern District of Florida, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

(c) The Issuer and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.

(d) Any such process or summons to be served upon the Issuer or the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it pursuant to Section 13 hereof.

(e) Such mailing shall deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

(f) The Issuer and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable costs and expenses (including attorney's fees) relating to such action or proceeding and/or incurred in connection with the preparation therefor.

17.      Entire Agreement  Modification.
         -------------------------------

         This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.





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18.      Severability.
         -------------

         If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

19.      Captions.
         ---------

         The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

20.      Benefits of this Agreement.
         ---------------------------

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Issuer and the Holder any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive 'benefit of the Issuer and the Holder.

21.      Counterparts.
         -------------

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and, such counterparts shall together constitute but one and the same instrument.


                                      * * *

         In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence
                                        iBX Group, Inc.
-----------------------------

_____________________________           By:     ____________________________
                                                Evan Brovenick, President
Dated:  _____________________
                                        Attest:  ____________________________
                                                 David Blechman, Secretary
{Corporate Seal}




-----------------------------

_____________________________           By:     ______________________________
                                                Holder


Dated:  _____________________


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                   iBX Group, Inc. Warrant B Agreement Page 9

                                    Exhibit B
                           Form of Warrant Certificate

         The Warrants represented by this certificate and the other securities issuable upon exercise thereof may not be offered or sold except pursuant to:

(1)      An effective registration statement under the securities act of 1933.

(2) To the extent applicable, rule 144 under such act (or any similar rule under such act relating to the disposition of securities), or

(3) An opinion of counsel, if such opinion shall be reasonably satisfactory to counsel for the issuer, that an exemption from registration under such act is available.

         The transfers or exchange of the Warrants represented by this certificate is restricted in accordance with the Amended & Restated Warrant Agreement referred to herein.

                            EXERCISABLE ON OR BEFORE
               5:00 P.M., Eastern Standard Time, December 31, 2002

                    No. _____ 100,000 Shares of Common Stock
                     Warrant Certificate es of Common Stock

         This Warrant Certificate certifies that ______________________________, or registered assigns, is the registered Holder of Warrants to purchase initially, at any time from December ___, 2001, until 5:00 p.m. Eastern Standard Time on December 31, 2002 ("Expiration Date",) up to 100,000 fully-paid and non-assessable shares of common stock, $0.001 par value per share ("Common Stock") of iBX Group, Inc., a Florida corporation (the "Issuer"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $0.20 per share of Common Stock, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Issuer, subject to the terms and conditions set forth herein and in the Warrant between the Issuer and the Holder (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Issuer.

         No Warrant may be exercised after 5:00 p.m. Eastern Standard Time, on the Expiration Date, at which time all Warrants evidenced hereby unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Issuer and the Holder (the words "Holder" or "Holders" meaning the registered holder or registered holders) of the Warrants.


         In Witness Whereof, this instrument has been executed by the Issuer, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence
                                        iBX Group, Inc.
-----------------------------

_____________________________           By:     ____________________________
                                                Evan Brovenick, President

         [CORPORATE SEAL]

                                        Attest: ____________________________
                                                David Blechman, Secretary
Dated:  _____________________





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                   iBX Group, Inc. Warrant B Agreement Page 10
                                 iBX Group, Inc.

                              Warrant Exercise Form

Date: _____________________, 200__

         The Undersigned hereby irrevocably elects to exercise the subject Warrant to the extent of purchasing __________ Shares and hereby makes payment of $______, the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

                      Please type or print in block letters


                              ---------------------
                                     (Name)


                       -----------------------------------
                                    (Address)


                                      * * *



                       Signature: _______________________




--------------------------------------------------------------------------------

                   iBX Group, Inc. Warrant B Agreement Page 11

                                 IBX Group, Inc.

                             Warrant Assignment Form


        FOR VALUE RECEIVED, ____________________________________, hereby sells, assigns and transfer unto:

                     (Please type or print in block letters)


                         -------------------------------
                                     (Name)


                         -------------------------------


                         -------------------------------
                                    (Address)


the right to purchase Shares represented by this Warrant to the extent of __________ Shares to which the within Warrant relates, and does hereby irrevocably constitute and appoint _________________________ attorney, to transfer the same on the books of the Issuer with full power of substitution in the premises.


Dated: _______________, 200__


                       Signature: _______________________



NOTICE: The signatures to this partial assignment of Warrant must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.



Signature Guaranteed:



IMPORTANT:        SIGNATURE MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF
                  A REGISTERED NATIONAL EXCHANGE OR BY A COMMERCIAL BANK OR
                  A TRUST COMPANY!

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                   iBX Group, Inc. Warrant B Agreement Page 12